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                                                                    EXHIBIT 99.1

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          The undersigned, John W. Hyde, the Chief Executive Officer and Chief Executive Officer of Film Roman, Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for the period ending December 31, 2002 (the "Report"). The undersigned hereby certifies that:

          (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

          Date: March 31, 2003                /s/  John W. Hyde
                                           -------------------------------------
                                           Name:   John W. Hyde
                                           Title:  Chief Executive Officer,
                                           Chief Financial Officer

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